UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2017

DICERNA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36281	20-5993609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

87 Cambridgepark Drive

Cambridge, MA 02140

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (617) 621-8097

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2017, Dicerna Pharmaceuticals, Inc. (the “Company”) entered into a redeemable convertible preferred stock purchase agreement (“Stock Purchase Agreement”) with seven institutional investors (“Investors”), led by funds advised by Bain Capital Life Sciences L.P. (“Lead Investor”), pursuant to which the Company agreed to issue and sell in a private placement 700,000 shares of its newly designated Redeemable Convertible Preferred Stock, par value $0.0001 per share (“Redeemable Convertible Preferred”), at a purchase price of $100.00 per share, for total gross proceeds of $70.0 million (“Private Placement”). Other participants in the financing include EcoR1 Capital, Cormorant Asset Management, RA Capital, Domain Associates and Skyline Ventures, among others. A copy of the form of the Redeemable Convertible Preferred Stock Certificate is attached hereto as Exhibit 4.1. The Private Placement is expected to close on or before April 11, 2017, subject to the satisfaction of customary closing conditions.

The Company shall have the right to require the Investors to convert the Redeemable Convertible Preferred into common stock (“Mandatory Conversion”), at any time following the earlier of (i) the second anniversary of the closing of the Private Placement or (ii) the occurrence of both of the following: (a) (1) the time that the Company first administers, after the issue date, a dose of a pharmaceutical product candidate (which such product candidate shall be one of the following candidates, or a variation thereof: DCR-PHXC, DCR-PCSK9 or the undisclosed rare disease program currently in pre-clinical development (each a “Product Candidate”)) to a human being pursuant to an investigational new drug application (“IND”) filed by the Company with the United States Food and Drug Administration; or (2) after the Company has first administered, after the issue date, a dose of a Product Candidate to a human being pursuant to a clinical trial authorization with the Medicine and Healthcare Products Regulatory Agency in the European Union and an IND relating to such Product Candidate has become effective; and (b) the Company enters into a partnership or license agreement with a major company in the pharmaceutical or biotechnology industry relating to a non-Product Candidate, pursuant to which such company provides an up-front cash payment to the Company of a minimum amount agreed upon by the Company and the Lead Investor and agrees to customary future milestone and royalty payments, provided, that, in each case ((i) and (ii)), the trading price of the Company’s common stock exceeds 200% of the Conversion Price, as defined below, for 45 out of the 60 most recent trading days. The Company’s ability to require conversion shall be subject to (i) a 19.99% blocker provision to comply with NASDAQ Listing Rules (“19.99% Conversion Blocker”), (ii) if so elected by an investor, a 9.99% blocker provision (“9.99% Conversion Blocker”) that will prohibit beneficial ownership of more than 9.99% of the outstanding shares of the Company’s common stock or voting power at any time, and (iii) applicable regulatory restrictions. The 19.99% Conversion Blocker and the 9.99% Conversion Blocker are hereinafter referred to as the “Conversion Blockers”. “Conversion Price” shall mean an initial price of $3.19 per share, subject to proportionate adjustment for any stock split, stock dividend, combination or other similar recapitalization event.

Following the date of a Mandatory Conversion, any shares of Redeemable Convertible Preferred that are not converted as a result of the Conversion Blockers or applicable regulatory restrictions shall continue to be entitled to all of the rights of the holders of Redeemable Convertible Preferred except that they will no longer be entitled to cumulative dividends, priority distribution of assets upon consummation of a change of control or a liquidation event and certain special voting provisions.

On or at any time following the seventh anniversary of the closing of the Private Placement, (i) the Company shall also have the right to redeem the Redeemable Convertible Preferred for a cash consideration equal to the sum of the Accrued Value, as of the date of redemption, plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, and (ii) the holders of a majority of the Redeemable Convertible Preferred shall also have the right to cause the Company to redeem the Redeemable Convertible Preferred at the same price. “Accrued Value” means, with respect to each share of Redeemable Convertible Preferred, the sum of (i) the Stated Value plus (ii) on each quarterly dividend date, an additional amount equal to the dollar value of any dividends on a share of Redeemable Convertible Preferred which have accrued on any dividend payment date and have not previously been added to such Accrued Value.

At any time and from time to time at their election, the holders of Redeemable Convertible Preferred will have the option to convert the Redeemable Convertible Preferred into shares of the Company’s common stock by dividing (i) the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value by (ii) the Conversion Price in effect at the time of such conversion. The conversion of shares of Redeemable Convertible Preferred into shares of common stock is subject to the Conversion Blockers.

The Company also expects to enter into an amended and restated registration rights agreement, by and among the Company and the Investors (“Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Investors will be entitled to certain demand, shelf and “piggyback” registration rights with respect to the shares of common stock issuable upon conversion of the Redeemable Convertible Preferred, subject to the limitations set forth in the Registration Rights Agreement.

The above descriptions of the Stock Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2 attached hereto, respectively.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Redeemable Convertible Preferred and the shares of common stock issuable upon conversion of the Redeemable Convertible Preferred are expected to be offered and sold by the Company pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereunder. Each of the Investors provided a written representation to the Company that they qualify as an “accredited investor” as that term is defined in Rule 501 under the Securities Act.

Item 3.03	Material Modifications of Rights of Security Holders.

The Company expects to file a Certificate of Designation of Redeemable Convertible Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware establishing that each share of Redeemable Convertible Preferred will have a stated value of $100.00 (“Stated Value”). Upon the effectiveness of the Certificate of Designation, each holder of Redeemable Convertible Preferred will be entitled to receive cumulative dividends on the Accrued Value of each share of Redeemable Convertible Preferred at an initial rate of 12% per annum, compounded quarterly and subject to two rate reductions, of 4% each, upon the occurrence of certain agreed-upon milestone events. Dividends on the Redeemable Convertible Preferred are payable in kind and will accrue on the Accrued Value of each share of Redeemable Convertible Preferred until the earlier of conversion, redemption, consummation of a change of control, a liquidation event, or upon failure to mandatorily convert due to the Conversion Blockers or applicable regulatory restrictions.

In the event of a liquidation, dissolution or winding up of the Company, the holder of each share of Redeemable Convertible Preferred will be entitled to receive, in preference to the holders of the common stock and any junior preferred stock, an amount per share equal to the greater of (i) the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, or (ii) the amount that such shares would have been entitled to receive if they had converted into common stock immediately prior to such liquidation, dissolution or winding up.

Upon consummation of a specified change of control transaction, each holder of Redeemable Convertible Preferred will be entitled to receive in preference to the holders of common stock and any junior preferred stock, an amount equal to the greater of (i) 101% of the sum of the Accrued Value plus an amount equal to all accrued or declared and unpaid dividends on the Redeemable Convertible Preferred that have not previously been added to the Accrued Value, or (ii) the amount that such shares would have been entitled to receive if they had converted into common stock immediately prior to such event.

In addition, for so long as any shares of Redeemable Convertible Preferred remain outstanding, without the approval of holders of a majority of the Redeemable Convertible Preferred, the Company may not, among other things, (i) amend, modify or fail to give effect to any right of holders of the Redeemable Convertible Preferred, (ii) change the authorized number of Redeemable Convertible Preferred or issue additional Redeemable Convertible Preferred or create a new class or series of equity securities or securities convertible into equity securities with equal or superior rights, preferences or privileges to those of the Redeemable Convertible Preferred in terms of liquidation preference, dividend rights or certain governance rights, (iii) issue shares of common stock or securities convertible into common stock while the Company has insufficient shares to effect the conversion of the Redeemable Convertible Preferred into common stock, (iv) declare or pay dividends or redeem or repurchase any capital stock (other than certain repurchases from employees, directors, advisors or consultants upon termination of service) or (v) incur certain indebtedness in excess of $10 million. Except as set forth above or as otherwise required by law, holders of shares of Redeemable Convertible Preferred are entitled to vote together with shares of common stock (based on one vote per share of common stock into which the shares of Redeemable Convertible Preferred are convertible on the applicable record date) on any matter on which the holders of common stock are entitled to vote.

A copy of the Certificate of Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The foregoing description of the Certificate of Designation is qualified in its entirety by reference to Exhibit 3.1 attached hereto.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2017, the Board of Directors of the Company (the “Board”) voted to increase the size of the Board from eight directors to nine directors and, in accordance with the Stock Purchase Agreement, appointed Adam M. Koppel, M.D., Ph.D., a managing director of the Lead Investor, as a director of the Company, effective immediately following and contingent upon, the closing of the Private Placement, to fill the resulting vacancy.

To the extent such director is not reelected at any time and, so long as the Lead Investor owns at least 25% of the Redeemable Convertible Preferred (or underlying common stock) owned by it at the closing of the Private Placement, it shall have the right to designate a board observer.

Mr. Koppel will receive the Company’s standard compensation provided to all the Company’s non-employee directors for service on the Board, which includes an annual retainer of $35,000 per annum, pro rated for the current term, plus an option to purchase 25,000 shares of Common Stock that begins vesting upon closing of the Private Placement.

In connection with his appointment, Mr. Koppel will enter into an indemnification agreement with the Company substantially in the form of the indemnification agreement previously approved by the Board, together with a form of letter agreement (“Letter Agreement”) between Mr. Koppel and the Company, which serves as an addendum to such indemnification agreement. On March 28, 2017, the Board approved an addendum, in substantially the same form as the Letter Agreement, for use in all director indemnification agreements. The form of indemnification agreement is filed as Exhibit 10.10 to the Company’s Amendment No. 3 to Registration Statement on Form S-1, filed on January 28, 2014, and the form of Letter Agreement is filed herewith as Exhibit 10.3, and both are incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

The Company expects to file with the Secretary of State of the State of Delaware the Certificate of Designation attached hereto as Exhibit 3.1 and incorporated herein by reference. The Certificate of Designation will establish and designate the Redeemable Convertible Preferred and the rights, preferences, privileges and limitations thereof.

Item 8.01	Other Events.

On March 30, 2017, the Company issued a press release entitled “Dicerna Secures $70 Million in Convertible Preferred Stock Financing.” A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements that are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the Private Placement, the anticipated use of proceeds from the Private Placement and other statements that are other than statements of historical facts. These forward-looking statements involve significant risks and uncertainties. These statements reflect the Company’s current expectations concerning future events, actual events could differ materially from those anticipated as a result of many factors, including, but not limited to, the risks that the Private Placement may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the Private Placement. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated is contained in the “Risk Factors” section of the Company’s most recent Form 10-Q filing and its other periodic reports and filings with the SEC. Investors should not place undue reliance on forward-looking statements contained in this Current Report or elsewhere. All forward-looking statements are based on information currently available to the Company, and the Company undertakes no obligation to revise or update them to reflect events or circumstances after the date of this Current Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Redeemable Convertible Preferred Stock.

4.1	Form of Redeemable Convertible Preferred Stock Certificate.

10.1	Form of Redeemable Convertible Preferred Stock Purchase Agreement.

Exhibit No.	Description

10.2	Form of Amended and Restated Registration Rights Agreement.

10.3	Form of Letter Agreement.

99.1	Press Release titled “Dicerna Secures $70 Million in Convertible Preferred Stock Financing” issued by Dicerna Pharmaceuticals, Inc. on March 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2017	DICERNA PHARMACEUTICALS, INC.

	By:	/s/ Douglas M. Fambrough, III
Douglas M. Fambrough, III, Ph.D.
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Redeemable Convertible Preferred Stock.

4.1	Form of Redeemable Convertible Preferred Stock Certificate.

10.1	Form of Redeemable Convertible Preferred Stock Purchase Agreement.

10.2	Form of Amended and Restated Registration Rights Agreement.

10.3	Form of Letter Agreement.

99.1	Press Release titled “Dicerna Secures $70 Million in Convertible Preferred Stock Financing” issued by Dicerna Pharmaceuticals, Inc. on March 30, 2017.